Exhibit 10.54

THIS SUPPLEMENTARY AGREEMENT TO THE LOAN AGREEMENT dated January 17, 2011 BETWEEN THE BELOW PARTIES is made on January 24, 2011:

Koklanovskoe OOO, a limited liability company incorporated under the laws of the Russian Federation, the main state registration number (OGRN) 1104501004850, whose legal address is at 106 Karl Marx Street, office 101, Kurgan city, Russia, 640022 (hereinafter “Koklanovskoe” or the “Borrower”); and

Nafanailov Odissei, the citizen of Canada, passport No. BA362125, issued on January 9, 2008 in North York, having residence at 67 Grosvenor st., W1K 3JN, London, UK (hereinafter the “Lender”).

WHEREAS:

Nafanailov Odissei and Koklanovskoe OOO have agreed the amount of Commitment, terms of transfer and repayment.

IT IS THEREFORE AGREED AS FOLLOWS:

1. To make the following amendments to the Loan Agreement.

Nafanailov Odissei is willing to make available to Koklanovskoe OOO, a loan facility of GBP 500,000 (five hundred thousand British Pounds) upon and subject to the terms and conditions set out in this Loan Agreement.

“Commitment” means the amount of GBP 500,000 (five hundred thousand British Pounds);

2. The rest clauses of the Loan Agreement shall remain unchanged.

3. This Supplementary Agreement is effective as from the day of its signing by the parties and shall be valid for the period of validity of this Loan Agreement.

IN WITNESS WHEREOF, the parties have executed this Supplementary Agreement as of the date first above written.

Borrower: Koklanovskoe OOO
Legal address:  106 Karl Marx Street, office 101, Kurgan city, Russia, 640022
Director:  Glushkov Igor Yevgenyevich

Signed:  /s/ Glushkov Igor Yevgenyevich

Lender: Nafanailov Odissei
Address: 67 Grosvenor st., W1K 3JN, London, UK

Signed: /s/ Nafanailov Odissei